Exhibit 99.2

Remarks of Bernard P. Aldrich

Rimage Corporation 1st Quarter/FYE 2006 Conference Call

April 20, 2006

•	Good afternoon and thanks for taking the time to participate in our first quarter earnings conference call.

•	Joining me today is Rob Wolf, our chief financial officer, who will review our recent operating results in some detail.

•	Also with us are Manny Almeida, our chief operating officer, and Dave Suden, Rimage’s chief technology officer.

•	We will be pleased to take your questions at the conclusion of our opening remarks.

•	Since Regulation FD prohibits us from providing any guidance or other forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance for the second quarter of 2006 in this afternoon’s earnings release.

•	It is important to understand that this guidance is subject to a number of risks that could affect our anticipated performance.

•	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

•	Turning now to the subject of this conference call, our first quarter revenues rose 8% to $22.6 million from the year-earlier period, which exceeded our previously issued guidance for this period.

•	As I will discuss shortly, our above-plan revenues were attained without the benefit of a significant volume of retail-related sales, unlike the situation in the first quarter of 2005.

•	Earnings came to $1.6 million or $0.16 per diluted share, compared to $2.7 million or $0.27 per diluted share in the first quarter of 2005.

•	Our earnings, which came in at the upper end of our guidance, were affected by two factors.

•	As previously reported, we incurred $1.2 million of expense related to the conclusion of the engagement with an international consulting group to assess Rimage’s current operations and potential new market applications.

•	Also as previously reported, we incurred stock compensation expense of approximately $200,000 due to the required adoption of SFAS No. 123, “Share Based Payment.”

•	Now, for the next few minutes, I will discuss our sales performance in this year’s first quarter.

•	Our above-plan revenues benefited from sales of our Producer CD/DVD publishing systems and related consumable supplies for a broad range of market applications, including medical imaging.

•	Our sales performance was extremely balanced, with no single order or application accounting for a disproportionate share of sales for this period.

•	In the first quarter of 2005, retail-related shipments accounted for approximately $4 million of our $21 million sales total.

•	Consistent with our guidance, retail-related sales were relatively small in this year’s first quarter, reflecting the uneven rate of our customers’ rollout schedules.

•	These uneven or lumpy rollout rates are simply a fact of life, and retail-related shipments will likely continue to fluctuate between quarters.

•	However, the fluctuating nature of this business does not alter or diminish the fundamental, long-term vitality of our retail opportunity.

•	Growing numbers of activities are converging at the retail level.

•	Today, these include the in-store publishing of photos, music, video, software and business documents on CDs and DVDs on a customized, on-demand basis.

•	The momentum of this retail trend is expected to continue strengthening for the foreseeable future, and due to the quality of our products and worldwide customer support, Rimage is strongly positioned to capitalize upon this major opportunity.

•	Our systems are currently installed in over 1,000 retail locations, and several major national retailers are currently field testing our Producer publishing systems in several of the applications I just mentioned.

•	Another example of our growing retail opportunity is the previously announced integration of our disc publishing technology into HP’s new Photosmart Studio.

•	Through this in-store kiosk solution, customers will be able to create a customized CD of photos from the memory card of their digital camera and personalize each disc with a custom color label.

•	During the first quarter, we continued to invest in new product development, expanding our global sales and marketing organization and strengthening our business systems.

•	To areas of investment merit some mention at this time.

•	In March, we introduced our new line of disc publishing systems, the Producer III series.

•	These units offer improved software features, resulting in higher production throughput and greater operator convenience.

•	Both models, the 7100 and 8100, utilize the latest state of the art combination DVD/CD recorders.

•	This continues our commitment to providing customers with unsurpassed levels of automation and reliability for the highest throughput and fastest disc creation in the industry.

•	The second investment I want to briefly discuss is our new enterprise resource planning system, which as previously reported, we have started implementing with the goal of significantly strengthening our ability to manage Rimage’s anticipated future growth.

•	Our current ERP system was in place when I joined Rimage as CEO 10 years ago.

•	Due to the growth and increased complexity of our business operations, a new system is badly needed and implementation is proceeding on schedule for a late summer conversion.

•	We expect to invest more than $4.0 million in this initiative during 2006, of which approximately $2.0 million will be capitalized.

•	This project had a minimal impact on Rimage’s first quarter profitability, and the level of investment will vary in coming quarters.

•	As we mentioned in this afternoon’s release, we have concluded our strategic investment with an international consulting group that focused on evaluating our current operations and future opportunities.

•	Since we have previously discussed some of the major findings of this undertaking, I will only briefly recap what we learned.

•	It was determined that Rimage’s greatest opportunity is in mission critical applications where our strengths for providing systems with minimal production downtime, high disc production volumes and unique content on each disc are most valued by the customer.

•	These characteristics are the hallmark of the value-added applications at which we excel.

•	In addition, we found that the optical technology which forms the basis for our CD/DVD publishing systems is expected to remain a strong growth platform, which is uniquely positioned to serve multiple applications.

•	Blu-ray Disc or HD DVD represent the next generation of optical technology, and we are now developing new systems based on this high-capacity platform.

•	It also was determined that we have substantial, long-term opportunities in our existing markets, which are still emerging and, as such, remain under-served by our CD/DVD technology.

•	And finally, the study determined that we are under-penetrated in selected geographies outside the U.S.

•	As we have stated previously, this investment was extended into the first quarter in order to help speed the actual implementation of various findings.

•	This process is well under way and is now being handled by our internal resources.

•	Turning to the guidance contained in this afternoon’s release, we are forecasting earnings of $0.18 to $0.23 per diluted share on revenues of $22 to $24 million for the second quarter of 2006 ending June 30.

•	This earnings guidance includes estimated stock compensation expense of $300,000 to $500,000 pretax.

•	In closing, I want to say that we are optimistic about Rimage’s prospects for 2006.

•	Our targeted markets remain robust and we feel we are strongly positioned to capitalize upon a range of highly attractive growth opportunities.

•	Thank you. Now, Rob Wolf will review our first quarter results in some detail.

Remarks of Robert M. Wolf

Rimage Corporation 1st Quarter/FYE 2006 Conference Call

April 20, 2006

•	Thanks, Bernie

•	Since our top line growth has already been covered in some detail, I will run through only a few highlights about our first quarter sales.

•	Recurring revenues in the form of replacement printer ribbons and cartridges, blank CD/DVD discs, parts and service contracts increased 47% in the first quarter and accounted for 48% of sales, compared to 35% in the first quarter of 2005.

•	The growth of consumable supplies has been generated by the continued expansion of the worldwide installed base of CD/DVD publishing system and Rimage’s strategic emphasis on this portion of our business.

•	International sales increased 11% in the first quarter and accounted for 38% of total sales, compared to 37% in the year-earlier period.

•	European sales continued to generate the majority of our international business, but sales in Asia made a growing contribution in the first quarter, reflecting intensified sales efforts in these regions.

•	Currency effects decreased worldwide sales by 3% in this year’s first quarter.

•	Rimage’s gross margin declined to 43% in the first quarter, from 46% in the year-earlier period.

•	This decline resulted primarily from a shift in our first quarter sales mix.

•	Due to exceptionally strong retail-related shipments a year ago, Producer systems accounted for a larger percentage of our sales mix in the first quarter of 2005 than they did in this year’s first quarter.

•	Moving down the P&L, first quarter R&D expense of $1.6 million was up from $1.3 million in both the fourth and first quarters of 2005, reflecting development of several important new products, including the next-generation Producer III line.

•	R&D expense rose modestly to 7% of sales, from 6% of sales in both the fourth and first quarters of 2005.

•	Selling, general and administrative expense, which included the final $1.2 million payment for our strategic study came to $6.1 million, down slightly from $6.2 million in the fourth quarter and up from $4.4 million in last year’s first quarter.

•	As a percentage of sales, SG&A came in at 27%, up slightly from 26% in the fourth quarter and 21% in the first quarter of 2005.

•	Turning now to our balance sheet, cash and investments totaled $66.2 million at March 31, an increase of $1.7 million from $64.5 million at the end of 2005.

•	Despite our high level of business investments, Rimage is continuing to generate significant cash flows from its internal operations.

•	Finally, stockholders’ equity rose to $80.3 million at the end of this year’s first quarter, from $76.5 million at the end of 2005.

•	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.